SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Commission File Number: 0-21092

OCTuS Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0013439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 472, APDO 0832-2745, World Trade Center, Republic of Panama,  n/a
(Address of principal executive offices) (Zip Code)

011(507) 265-1555
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 26, 2008, OCTuS, Inc. (“Registrant”) dismissed Stark Winter Schenkein & Co., LLP as the Registrant’s independent registered public accounting firm. Stark Winter Schenkein & Co., LLP had previously been engaged as the principal accountant to audit the Registrant’s financial statements.

The Registrant engaged GBH CPAs, PC as its new independent auditors, effective as of March 26, 2008, to audit the Registrant’s financial statements for the years ended December 31, 2007 and December 31, 2006, and to perform procedures related to the financial statements included in the Registrant’s current reports on Form 8-K and quarterly reports on Form 10-Q.

The decision to dismiss Stark Winter Schenkein & Co., LLP and engage GBH CPAs, PC was approved by the Registrant’s Board of Directors (the “Board”) on March 26, 2008.

The reports of Stark Winter Schenkein & Co., LLP on the Registrant’s financial statements for each of the years ended December 31, 2007 and December 31, 2006, contained an explanatory paragraph relating to the Registrant’s ability to continue as a going concern. Other than this report modification, the reports of Stark Winter Schenkein & Co., LLP on the Registrant’s financial statements as of and for each of the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s two most recent fiscal years and the subsequent interim period through March 26, 2008, the date of dismissal, there were no disagreements with Stark Winter Schenkein & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Stark Winter Schenkein & Co., LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B during the Registrant’s two most recent fiscal years and the subsequent interim period through March 26, 2008, the date of dismissal.

The Registrant has made the contents of this Form 8-K available to Stark Winter Schenkein & Co., LLP and requested it to furnish a letter to the SEC as to whether Stark Winter Schenkein & Co., LLP agrees or disagrees with, or wishes to clarify the Registrant’s expression of its views. A copy of Stark Winter Schenkein & Co., LLP’s letter to the SEC  is included as Exhibit 16.1 to this amended Form 8-K.

Other than in connection with the engagement of GBH CPAs, PC by the Registrant, during the Registrant’s most recent fiscal year and the subsequent interim period prior to March 26, 2008, the Registrant did not consult GBH CPAs, PC regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B or the related instructions thereto or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-B.

ITEM 5.02. APPOINTMENT AND RESIGNATION OF PRINCIPAL OFFICERS AND DIRECTORS.

On March 26, 2008, Josie Ben Rubi resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a director of OCTuS, Inc., a Nevada corporation ("Registrant") Mr. Ben Rubi’s resignation was not the result of any disagreement with the policies or practices of the Registrant.  Mr. David S. Pere was appointed as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a director on the same date.

Mr. Pere’s distinguished diplomatic career spanned over two decades.  From 1968 to 1989, he was posted as the Republic of Panama’s Ambassador to each of the following countries: Costa Rica, Uruguay, Honduras, El Salvador and Nicaragua.   After leaving government service, he served as the Administrator of the Plastic Surgery Clinic in Panama since 1989. Mr. Pere received a diploma in international politics and administration from the University of Costa Rica in 1973.  Mr. Pere is not an officer or director of any other reporting company.  The Registrant has no arrangements to compensate Mr. Pere, nor does he own any shares of the Registrant’s common stock.

ITEM 8.01 OTHER EVENTS

New Address.  On March 26, 2008, OCTuS, Inc., a Nevada corporation (the "Registrant") changed its corporate address to Suite 472, APDO 0832-2745, World Trade Center, Republic of Panama.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

16.1     Consent of auditor
17.1   Resignation of Director*

*filed with original Form 8-K on or about March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCTuS Inc.

Date: April 24 , 2008	By:	/s/ David S. Pere
David S. Pere President, Chief Executive Officer

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